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                                   EXHIBIT 32

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER and PRINCIPAL FINANCIAL OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Peter Lamoureux, President of Everest Asset Management, Inc. , the general partner of the Everest Fund, L.P. (the "Fund"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

                                   By:  /s/ Peter Lamoureux
                                        ---------------------------------------
                                   Name:    Peter Lamoureux
                                   Title:   Director, President and Treasurer
                                   November 1, 2004

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